                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-4 of our report dated March 8, 1996, incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 30, 1995 and to the reference to US Under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


Deloitte & Touche LLP


San Francisco, CA
March 4, 1997